Exhibit 11

                        Exolon-ESK Company and Subsidiaries
                         Computation of Earnings Per Share
                       (In Thousands, Except Per Share Data)

                                          Three Months     Nine Months
                                              Ended           Ended
                                          September 30,   September 30,
                                          ------------------------------
                                          1997    1996     1997    1996
                                          ------------------------------
           Net earnings                   $1,378  $1,074  $4,218  $4,086

           Less Preferred Stock
           Dividends:

                Series A                     (5)     (5)    (16)    (16)

                Series B                     (5)     (5)    (16)    (16)
                                          ------------------------------
           Undistributed earnings         $1,368  $1,064  $4,186  $4,054

           Net earnings attributable
           to:

                Common Stock (50.0%)         684     532   2,093   2,027
                Class A Common Stock (50.0%) 684     532   2,093   2,027
                                          ------------------------------
                                          $1,368  $1,064  $4,186  $4,054
                                          ==============================
           Net earnings per share of
           Common Stock:
                Primary                    $1.42   $1.10   $4.34   $4.21

                Fully Diluted              $1.40   $1.09   $4.20   $4.08

           Net earnings per share of
           Class A Common Stock:
                Primary                    $1.33   $1.04   $4.08   $3.95

                Fully Diluted              $1.32   $1.02   $3.96   $3.84

           Weighted Average Shares
           Outstanding:
                Primary:
                Common Stock                 482     482     482     482
                Class A Common Stock         513     513     513     513

                Fully Diluted:

                Common Stock                 504     504     504     504
                Class A Common Stock         535     535     535     535